Exhibit 99.1


Case Name: Interstate Bakeries
Corporation & All  Subsidiaries                         Case No: 04-45814-jwv-11

                  Consolidated Monthly Operating Report Summary
               For The Four Weeks Ended and as of August 26, 2006
               --------------------------------------------------
REVENUE
-------
Gross Income                                                                                   $        227,084,323
Less Cost of Goods Sold                                                                                 111,068,176
             Ingredients, Packaging & Outside Purchasing               $         57,458,554
             Direct & Indirect Labor                                             41,471,464
             Overhead & Production Administration                                12,138,158
Gross Profit                                                                                            116,016,147
                                                                                                --------------------

OPERATING EXPENSES
------------------
Owner - Draws/Salaries                                                                    -
Selling & Delivery Employee Salaries                                             53,539,850
Advertising and Marketing                                                           840,327
Insurance (Property, Casualty, & Medical)                                        11,675,077
Payroll Taxes                                                                     4,462,527
Lease and Rent                                                                    3,210,540
Telephone and Utilities                                                           1,300,275
Corporate Expense (Including Salaries)                                            6,500,464
Other Expenses                                                                   31,634,280 (i)

Total Operating Expenses                                                                                113,163,340
                                                                                                --------------------
             EBITDA                                                                                       2,852,807
Restructuring & Reorganization Charges                                            1,707,939 (ii)
Depreciation and Amortization                                                     5,568,928
Abandonment                                                                         206,046
Other (Income)/Expense                                                              (73,407)
Gain/Loss Sale of Prop                                                                    -
Interest Expense                                                                  4,324,498
Operating Income (Loss)                                                                                  (8,881,197)
Income Tax Expense (Benefit)                                                       (238,084)
                                                                                                --------------------
Net Income (Loss)                                                                              $         (8,643,113)
                                                                                                ====================


CURRENT ASSETS
--------------
             Accounts Receivable at end of period                                             $         145,592,702
             Increase (Decrease) in Accounts Receivable for period                                        4,411,841
             Inventory at end of period                                                                  67,281,134
             Increase (Decrease) in Inventory for period                                                  1,495,295
             Cash at end of period                                                                      115,199,954 (iii)
             Increase (Decrease) in Cash for period                                                      42,258,078 (iii)
             Restricted Cash                                                                                      - (iv)
             Increase (Decrease) in Restricted Cash for period                                          (88,300,821)(iv)


LIABILITIES
             Increase (Decrease) Liabilities Not Subject to Compromise                                  (64,965,582)(iv), (v)
             Increase (Decrease) Liabilities  Subject to Compromise                                       3,850,927 (v)

             Taxes payable:
                  Federal Payroll Taxes                                $          9,480,898
                  State/Local Payroll Taxes                                       3,070,106
                  State Sales Taxes                                                 766,364
                  Real Estate and
                      Personal Property Taxes                                    11,129,250
                 Other (see attached supplemental schedule)                       3,910,679
                  Total Taxes Payable                                                                    28,357,297


See attached supplemental schedule for footnoted information.

IBC

Other Taxes Payable - Supplemental Schedule for period ended
August 26, 2006

                           Description                           Amount
                           -----------                           ------
            Use Tax                                    $                 664,123
            Accr. Franchise Tax                                        1,066,237
            Other Taxes                                                2,180,319
                                                         ------------------------

            Total Other Taxes Payable                  $               3,910,679
                                                         ========================


                                                               3rd period                      YTD
                                                               ----------                      ---
(i) Other Expenses included the following items:
            Employee benefit costs                                    14,363,345                   41,395,734
            Facility costs (excluding lease expense)                   1,190,401                    3,265,695
            Distribution/transportation costs                         12,870,416                   36,164,968
            Local promotional costs                                    1,047,740                    2,905,483
            Miscellaneous                                              2,162,378                    6,636,805
                                                         -----------------------------------------------------
                                                       $              31,634,280  $                90,368,685
                                                         ========================   ==========================

                                                               3rd period                      YTD
                                                               ----------                      ---
(ii) Restructuring and reorganization expenses for the period included:
            Restructuring expenses
                 (Gain)/loss on sale of assets                          (324,450)                  (1,200,180)
                 Asset impairments                                             0                       23,875
                 Other                                                    93,947                    1,003,731
            Reorganization expenses
                Professional fees                                      2,854,102                    7,932,646
                Interest income                                         (573,356)                  (1,158,775)
                Adjustments to lease rejection expense                   (33,845)                      83,275
               KERP & restructuring bonus plans                          244,034                      898,748
                (Gain)/loss on sale of assets                           (552,493)                    (552,493)
                                                         ------------------------   --------------------------
                                                       $               1,707,939  $                 7,030,827
                                                         ========================   ==========================

(iii) As first disclosed in the company's monthly operating report for the period ended March 4, 2006, we have reclassified in accordance with GAAP our negative book cash balances for certain of the banks at which we maintain accounts. Accordingly, the ending cash balances of $115.2 million at August 26, 2006 does not reflect $32.4 million of issued and outstanding checks classified in accounts payable. Had we not implemented this accounting reclassification, our reported cash balance would have been $82.8 million.

(iv) Restricted cash represents cash held as collateral pursuant to IBC's debtor-in-possession credit facility. Prior to the end of the period presented in this MOR, the Company amended its debtor-in-possession credit facility effective August 25, 2006 to, among other things, extend its maturity date and allow the Company to use for general corporate purposes fifty percent, or $45.4 million, of the restricted cash previously unavailable to the Company, with the remaining 50% going to partially repay the Company's senior secured pre-petition loans. The repayment of the senior secured pre-petition loans is the principal reason for decline in liabilities not subject to compromise. Please refer to the Company's Current Report on Form 8-K filed on August 30, 2006 for a further description of these amendments to the debtor-in-possession credit facility.

(v) Liabilities subject to compromise as reported on this MOR is $3.9 million more than the total reflected in the prior period due to a fiscal 2006 reclassification to liabilities subject to compromise of liability claim reserves.

Note: Capital expenditures for the period totaled approximately $1.7 million. Fiscal year-to-date capital spending through August 26, 2006 totaled $3.3 million. These expenditure levels are significantly lower than historic capital spending levels prior to the commencement of the pending bankruptcy reorganization proceedings.

            EXPLANATORY NOTES TO THE INTERSTATE BAKERIES CORPORATION
                      CONSOLIDATED MONTHLY OPERATING REPORT
                           DATED AS OF AUGUST 26, 2006


1. This consolidated Monthly Operating Report (MOR), reflecting results for the four-week period ended August 26, 2006 and balances of and period changes (including year end adjustments reflected after the preparation of the fiscal 2006 year end MOR) in certain of the Company's accounts as of August 26, 2006, is preliminary, unaudited and subject to material change prior to the filing of the Company's 2006 and 2007 Annual Reports on Form 10-K and the fiscal 2006 and 2007 Quarterly Reports on Form 10-Q with the Securities and Exchange Commission (SEC). This MOR is being provided to the Bankruptcy Court and the U.S. Trustee pursuant to requirements under Local Rule 2015-2 C.

2. This MOR is not audited and will not be subject to audit or review by our external auditors on a stand-alone basis at any time in the future. This MOR reflects certain normal quarterly adjustments that are generally reflected upon review of major asset and liability accounts prior to the end of each quarterly filing period, including net favorable quarter end adjustments of approximately $2 million principally related to a reduction in corporate marketing and fringe benefit expenses. In addition, items included in these results for the period ended August 26, 2006 may relate to different periods or fiscal years and such items may be reflected in different quarters and fiscal years when the Company files its fiscal 2006 and 2007 Annual Reports on Form 10-K and its fiscal 2006 and 2007 Quarterly Reports on Form 10-Q.

         Due to the timing impact of the foregoing, results for both prior periods and this period as presented in the MORs are not necessarily indicative of the actual results for such periods that would have been reported if all such matters were allocated to all periods in the appropriate quarter. Accordingly, each period reported in the MORs should not be viewed on a stand-alone basis, but rather in the context of previously reported periods as well.

         The table below summarizes selected financial results as reported on the Monthly Operating Reports for the four-week and quarter periods ended August 26, 2006.

                                                              Four Weeks               Quarter
                                                                 Ended                  Ended
                                                            August 26, 2006        August 26, 2006
                                                         ---------------------- ----------------------
                  Gross Income                                    $227,084,323           $685,203,098
                  Less: Cost of Goods Sold                         111,068,176            338,962,990
                                                         ---------------------- ----------------------
                  Gross Profit                                     116,016,147            346,240,108
                  Less: Operating Expenses                         113,163,340            338,915,504
                                                         ---------------------- ----------------------
                  EBITDA                                             2,852,807              7,324,604

                  Restructuring and
                    Reorganization Charges                           1,707,939              7,030,827
                  Depreciation and Amortization                      5,568,928             16,443,838
                  Other (Income)/Expense                               (73,407)               (75,576)
                  Abandonment                                          206,046                217,867
                  Interest Expense                                   4,324,498             12,413,033
                                                         ---------------------- ----------------------
                  Operating Loss                                    (8,881,197)           (28,705,385)
                  Income Tax Expense (Benefit)                        (238,084)              (874,252)
                                                         ---------------------- ----------------------

                  Net Loss                                        $ (8,643,113)          $(27,831,133)
                                                         ====================== ======================

3. This MOR is not prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) with regard to the following items (which list is not purported to be inclusive of every reason for non-GAAP compliance of this report):

         a. The Company has not completed the process of reconciling and identifying its pre- and post-petition liabilities and those liabilities that will be subject to compromise. As such, liabilities classified as subject to compromise may change materially in future reports.

         b. We have not yet completed our fiscal 2006 and 2007 quarterly reviews for impairment. We may be required to reflect additional impairment charges related to our intangibles, namely trademarks and trade names, as well as to our income tax assets, property, plant and equipment and other operating assets.

         c. This MOR does not include certain financial statements and explanatory footnotes, including disclosures required under GAAP.

         d. This MOR is presented in a format providing information required under local rule and incorporating measurements used for internal operating purposes, rather than a GAAP-based SEC reporting format.

         e. Certain items related to results presented herein are under research and may impact results presented in future monthly reports. This MOR, as presented, may not be revised or corrected for such changes/adjustments. In addition, the MOR reflects certain quarterly and year end adjustments which may relate partially or fully to other periods.

4. The Company has not yet completed the preparation of its fiscal 2006 financial statements and further work on these financials could impact results as presented.

5. During the period ended August 26, 2006 the Company identified and recorded certain preliminary prior years' adjustments. These adjustments, which lowered the Company's fiscal 2006 accumulated deficit by approximately $31.7 million and are not reflected in either the results of MORs filed in prior periods or the current MOR, included the following significant items:

                                                                  (In thousands)
         Accrual for compensated absences                              $2,103
         ABA pension plan liability                                     6,732
         Pre-petition claims reconciliations and settlements           (1,691)
         Additional capital asset retirements                          (1,645)
         Other adjustments                                               (160)
         Income tax adjustments                                        26,332
                                                                  ------------
         Accumulated deficit reduction                                $31,671
                                                                  ============


         The reduction in our ABA pension plan liability reflects the completion of our fiscal 2006 actuarial valuation for this plan based on the plan being an aggregate of single employer plans under ERISA, but does not reflect any changes resulting from the August 8, 2006 ruling from the Pension Benefit Guaranty Corporation. (Please refer to note 11 of the notes to consolidated financial statements contained in the Company's Annual Report on Form 10-K for the year ended May 28, 2005 for additional information on the ABA pension plan).

         The favorable income tax adjustment relates principally to the favorable resolution of certain prior year tax contingencies and to a reduction in the valuation allowance we have recorded against our deferred tax assets. We recently received IRS approval for a change in one of our accounting methods used in preparing our income tax returns. The approval is effective for certain prior tax years. When taking into account the approval, our valuation allowance requirements for prior years are less than previously reported.

         As noted above, such preliminary adjustments as presented are not final and are subject to material change. The Company's results presented in its fiscal 2006 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, once finalized, will reflect these adjustments.

6. The following items are included in liabilities subject to compromise at period end:

                                                                  (In thousands)
         Trade accounts payable                                       $129,243
         Deferred compensation plan liabilities                          3,383
         Supplemental executive retirement plan (SERP) liabilities      10,621
         Legal reserves                                                 12,980
         Domestic and income taxes payable                               9,029
         General liability claims not collateralized                     6,887
         Convertible bonds and accrued interest                        100,667
         Settlement of capital lease transaction                         6,124
         Pre-petition outstanding checks                                 1,124
         Operating lease rejections                                      3,319
         Other                                                           5,990
                                                                  -------------
                                                                      $289,367
                                                                  =============


         Such items may be reflected differently in future financial statements based upon future reconciliation and settlement of pre-petition liabilities.

     7. As of August 26, 2006 the Company had not borrowed under its $200 million debtor-in-possession credit facility, which is subject to a borrowing base formula based on its level of eligible accounts receivable, inventory, certain real property and reserves. The credit facility was utilized to support the issuance of letters of credit primarily in support of the Company's insurance programs. As of August 26, 2006 there were $104.9 million of letters of credit outstanding under the debtor-in-possession credit facility. The amount of the credit facility available for borrowing was $77.0 million as of August 26, 2006. In addition to the borrowing base formula, each borrowing under the debtor-in-possession credit facility is subject to its terms and conditions, including the absence of an event of default thereunder.

     8. The Company filed its fiscal 2004 and 2005 Annual Reports on Form 10-K and its fiscal 2005 Quarterly Reports on Form 10-Q on October 6, 2006.